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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Extended Stay America, Inc. on Form S-3 (No. 333-21625) and on Form S-8 (No. 333-10255) of our report dated February 6, 1997 on our audits of the consolidated financial statements of Extended Stay America, Inc., and the incorporation by reference in this Annual Report on Form 10-K of our report dated October 16, 1995, on our audits of the financial statements of Welcome Inn America 89-1, L.P.

                                          Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
March 4, 1997